040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20160418101-24
	Filing Date and Time 09/22/2016 11:52 AM
	Entity Number E0417622016-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: VIRTRA, INC.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: Incorp Services, Inc. (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address	City	State	Zip Code
3773 Howard Hughes Parkway, Suite 500S	Las Vegas	Nevada	89169-6014

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 1,250,000,000 — Par value per share: $ 0.0001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name / Street Address	City	State	Zip Code
1)	Robert Ferris 7970 S. Kyrene Road	Tempe	AZ	85284
2)	Matthew Burlend 7970 S. Kyrene Road	Tempe	AZ	85284

Please see attached additional Directors

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: The corporation is organized for the purpose of engaging in any business...continued on Exhibit A

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Robert Ferris — **X** [signature] Incorporator Signature

Address	City	State	Zip Code
7970 S. Kyrene Road	Tempe	AZ	85284

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X ______ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 09/16/2016

This form must be accompanied by appropriate fees.

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of VIRTRA, INC.

Name of Represented Business Entity

I, InCorp Services, Inc. am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 09/19/2016 I accepted the appointment as registered agent for the above named business entity.
Date

X [signature] Olivia Gonzales on behalf of InCorp Services, Inc. 09/19/2016

Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer Date

EXHIBIT A TO

ARTICLES OF INCORPORATION

OF

VIRTRA, INC.

That the undersigned, being at least eighteen (18) years of age and acting as the incorporator of the Corporation hereby being formed under and pursuant to the laws of the State of Nevada, §78.030 of the Nevada Revised Statutes, does hereby certify that:

ARTICLE I - NAME

The name of the corporation is VIRTRA, INC. (the "Corporation").

ARTICLE II - PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE III - DURATION

The duration of the Corporation's existence shall be perpetual.

ARTICLE IV - CAPITAL STOCK

Section 1. **Authorized Capital Stock.** The aggregate number of shares which the Corporation shall have the authority to issue is 1,250,000,000 shares, of which (1) 1,200,000,000 shares shall be Common Stock, par value $0.0001 per share (the "Common Stock"), of which (a) 1,000,000,000 shares shall be Common Stock, par value $0.0001, (b) 50,000,000 shares shall be Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), and (c) 150,000,000 shares shall be Class B Common Stock, par value $0.005 per share (the "Class B Common Stock") and (2) 50,000,000 shares shall be Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the "Preferred Stock").

Section 2. **Common Stock.** The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Common Stock, the Class A Common Stock and the Class B Common Stock are as follows:

(a) *Voting Rights*. Except as otherwise required by the NRS or as provided by or pursuant to the provisions of these Articles of Incorporation:

(i) Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder. The holders of shares of Common Stock shall not have cumulative voting rights.

(ii) Each holder of Class A Common Stock shall be entitled to ten (10) votes for each share of Class A Common Stock held of record by such holder. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(iii) The holders of Common Stock and Class A Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote.

(iv) The holders of Class B Common Stock shall not be entitled to vote on any matter, except that the holders of Class B Common Stock shall be entitled to vote separately as a class with respect to amendments to the Articles of Incorporation that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

(b) *Dividends*. Subject to any other provisions of these Articles of Incorporation, as it may be amended from time to time, holders of shares of Common Stock, Class A Common Stock and Class B Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(c) *Liquidation, Dissolution, etc*. In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Corporation, after payments to creditors of the Corporation that may at the time be outstanding and subject to the rights of any holders of Preferred Stock that may then be outstanding, the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock shall be entitled to receive all remaining assets and funds of the Corporation available for distribution, ratably in proportion to the number of shares held by them.

(d) *No Preemptive or Subscription Rights*. No holder of shares of Common Stock, Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

Section 3. **Preferred Stock**. The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate and manner of payment of dividends, if any;

(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged;

(f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

The Board of Directors shall have the sole authority to determine the number of shares that will comprise each series.

Section 4. **Consideration for Shares**. The Common Stock, the Class A Common Stock, the Class B Common Stock and the Preferred Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Board of Directors as to the value of any property or services received in full or partial payment for such shares of stock shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles of Incorporation shall not be amended in this particular.

Section 5. **Stock Rights and Options**. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by law.

ARTICLE V - NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VI - NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected. No cumulative voting for directors, however, shall be permitted.

ARTICLE VII - BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one (1) person. The manner of election and qualifications shall be as provided in the Bylaws of the Corporation. For the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

Section 1. **Size of Board**. The initial number of the Board of Directors shall be three (3). Thereafter, the number of directors shall be as provided in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors. Directors need not be stockholders.

Section 2. **Powers of Board**. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend, and repeal the Bylaws subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

(b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation;

(c) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property;

(d) To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

(e) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(f) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

(g) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

(h) To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid; and

(i) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the Bylaws of the Corporation.

Section 3. **Interested Directors.** No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of NRS § 78.140 are met.

Section 4. **Name and Address.** The name and post office address of the first Board of Directors which shall consist of three (3) persons who shall hold office until his successors are duly elected and qualified, are as follows:

NAME	ADDRESS
Robert Ferris	7970 S. Kyrene Road Tempe, Arizona 85284
Matthew Burlend	7970 S. Kyrene Road Tempe, Arizona 85284
Jeffrey Brown	7970 S. Kyrene Road Tempe, Arizona 85284

ARTICLE VIII - BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE IX - PLACE OF MEETING; CORPORATE BOOKS

Subject to the laws of the State of Nevada, the stockholders and the directors shall have power to hold their meetings, and the directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.

ARTICLE X - AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE XI - LIMITATION OF DIRECTORS' LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating NRS 78.138(7), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If NRS is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by NRS as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XII - INDEMNIFICATION

Section 1. **Right to Indemnification.** Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation

or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney's fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 2. **Savings Clause**. If this Article XII or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article VI that has not been invalidated and to the fullest extent permitted by law.

ARTICLE XIII – TRANSACTIONS WITH STOCKHOLDERS

Section 1. **Control Share Acquisition Exemption**. The Corporation elects not to be governed by the provisions of NRS §78.378 to NRS §78.3793, inclusive.

Section 2. **Combinations with Interested Stockholders**. The corporation elects not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive.

ARTICLE XIV - INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation is:

NAME	ADDRESS
Robert Ferris	7970 S. Kyrene Road Tempe, Arizona 85284

ARTICLE XV – REGISTERED AGENT

The name and address of the registered agent for service of process is:

NAME	ADDRESS
Incorp Services, Inc.	3773 Howard Hughes Pkwy – Suite 500s Las Vegas, NV 89169-6014 Clark County

Effective Date. The effective date of these Articles of Incorporation shall be October 1, 2016.

SIGNATURE OF INCORPORATOR

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Dated: September 16, 2016.

VIRTRA, INC.

By: ____________________
Name: Robert Ferris
Title: Incorporator & Director

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

I hereby accept appointment as Registered Agent for the above named corporation.

Incorp Services, Inc.

By: ____________________ Olivia Gonzales on behalf of InCorp Services, Inc.
On behalf of Registered Agent Entity

Date: 09/19/2016

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **VIRTRA, INC.**, did on September 22, 2016, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 22, 2016.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20160922-1262
You may verify this certificate
online at **http://www.nvsos.gov/**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Instructions for Initial List/Annual List and State Business License Application

ATTENTION: **You may now file your Initial/Annual List and State Business License online at www.nvsilverflume.gov**

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *ENTITY NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The names and addresses as required on the list should be entered in the boxes provided on the form.
4. If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided. If claiming exemption, a Declaration of Eligibility for State Business License Exemption must accompany initial list. Entities claiming exemption cannot file online.
5. NRS Chapter 81 – Nonprofit: Entities which are under Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate if this entity falls into one of these categories by marking the appropriate box. If the entity does not meet either of these categories please submit $200.00 for the state business license.
6. The *SIGNATURE*, including the signers title and date signed MUST be included in the areas provided at the bottom of the form. Signature may be that of an officer or equivalent or that of another person authorized by the entity to sign the list.
7. Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEES: *The annual filing fee for corporations will be based on the amount represented by the total number of shares provided for in the articles. See fee schedule or contact our office. Annual lists for nonprofit corporations without shares are $50.00. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee.*

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICE:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

VIRTRA, INC.

NAME OF CORPORATION

FOR THE FILING PERIOD OF SEP, 2016 TO SEP, 2017. Due by Oct 31, 2016

ENTITY NUMBER

E0417622016-9

100101

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return completed form with the filing fee of $150.00 filing fee Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporation. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business registration fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late)

BUSINESS LICENSE FEE: $500.00/$200.00 for Professional Corporations filed pursuant to NRS 89 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ________

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful act.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ______________________

Signature of Officer or Other Authorized Signature

Title ________ Date ________

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

ATTACH FORM ONLY IF CLAIMING A STATE BUSINESS LICENSE EXEMPTION

270104

Declaration of Eligibility for State Business License Exemption

(This form must be notarized)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This form must accompany the List of Officers only if claiming exemption from the State Business License. Please provide the information requested only for the exemption for which you claim eligibility. Failure to provide the requested information or to notarize this document will result in a rejected filing, which could result in late fees.

Entity Name: ____________ **NV Business I.D. Number:** ____________

001 - Governmental Entity

☐ This entity is an incorporated or unincorporated agency or instrumentality of the United States government or any state government; a corporation wholly owned by the United States government; or county, city, district, or other political subdivision of a state.

002 - 501(c) Nonprofit Entity

☐ This entity is qualified as a 501(c) Nonprofit Entity pursuant to Title 26 U.S.C. Section 501(c). Please provide the Internal Revenue Service (IRS) issued **Federal Employer Identification Number (FEIN)** ____________

005 - Motion Picture Company

Is the primary purpose of this entity to create or produce motion pictures, as defined in NRS 231.020? ☐ **Yes** ☐ **No**

If yes to above question, does the creation or production of motion pictures occur in Nevada? ☐ **Yes** ☐ **No**

If so, please provide Nevada Film Office registration number: ____________

006 - NRS 680B.020 Insurance Company

Are the activities of this entity regulated through a license or certificate of authority granted by the Division of Insurance pursuant to NRS Title 57?

☐ **Yes** ☐ **No**

If yes, provide license or certificate of authority number ____________

I declare under penalty of perjury, as a representative authorized by statute to file on behalf of the above named entity, that the declarations indicated above are true and correct.

X ____________ ____________ ____________

Signature **Title** **Date**

State of ____________ County of ____________

Subscribed and sworn to before me the ____________ 20 ____

by ____________
(Print name of Signer)

Notary Signature ____________

140503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160418100-13
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 09/22/2016 11:52 AM
	Entity Number: E0417622016-9

Articles of Domestication

(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	VIRTRA, INC., a Nevada corporation
2. Entity Name Before Filing Articles of Domestication:	VIRTRA SYSTEMS, INC.
3. Date and Jurisdiction of Original Formation:	February 3, 2000 in the state of Texas.
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Tempe, Arizona
5. Signature of Authorized Representative:	X (signature) Authorized Signature — 09/16/2016 Date

Filing Fee: $350.00

IMPORTANT:* *This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.